UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of Principal Executive Offices)		(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01.  Entry into a Material Definitive Agreement.

Barclays Bank PLC (“Barclays”) has agreed to assume the obligations of Lehman Brothers under Staples, Inc. (“Staples”) existing credit agreements made in connection with the acquisition of Corporate Express N.V., as specifically detailed below.

On September 25, 2008, Barclays entered into an Assignment and Assumption Agreement with Lehman Commercial Paper Inc. (“Lehman CPI”) to assume all of the outstanding rights and obligations of Lehman CPI as lender under Staples’ $3 billion credit agreement, dated as of April 1, 2008, as amended as of July 1, 2008, with Lehman CPI as administrative agent, Bank of America, N.A. and HSBC Bank USA, National Association as co-syndication agents, and Lehman Brothers Inc. as lead arranger and bookrunner (the “2008 Agreement”).  The 2008 Agreement provided financing for Staples’ acquisition of all of the outstanding capital stock of Corporate Express, including related transaction fees, costs and expenses, by permitting direct advances and/or backstopping the Program (as defined below under Item 8.01).  Amounts borrowed under the 2008 Agreement may be borrowed, repaid and reborrowed from time to time, with the aggregate principal amount of the loans outstanding not to exceed the maximum borrowing amount of $3 billion.  Barclays is also assuming all of the outstanding rights and obligations of Lehman CPI as lender under Staples’ $750 million amended and restated revolving credit agreement, dated as of October 13, 2006, as amended, and of Lehman Brothers Commercial Bank as lender under Staples’ $400 million term loan, dated as of July 1, 2008.

The parties to the Assignment and Assumption Agreement and their respective affiliates have performed, and some may in the future perform, for Staples and its subsidiaries various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and may receive, customary fees and expenses.

Item  8.01  Other Events.

J.P. Morgan Securities Inc. has been added as a dealer under Staples’ commercial paper program (the “Program”) pursuant to a Commercial Paper Dealer Agreement, dated as of September 19, 2008.  LaSalle Bank continues to act as issuing and paying agent under the Program.  The creation of the Program was previously reported in Staples’ Current Report on Form 8-K filed June 13, 2008 (the “Program 8-K”). As described in the Program 8-K, Staples may issue up to $3 billion of notes under the Program, which is backstopped by the 2008 Agreement, with maturities of the notes issued under the Program varying but not exceeding 397 days from the date of issue. The notes bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts as shall be agreed upon from time to time by the dealers under the Program and Staples. Amounts available under the Program may be borrowed, repaid and reborrowed from time to time, with the aggregate principal amount outstanding under the Program not to exceed the maximum aggregate amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.

Date: September 29, 2008	/s/ Kristin A. Campbell

By: Kristin A. Campbell Senior Vice President, General Counsel and Secretary